UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2015

ONCOMED PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35993	38-3572512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

800 Chesapeake Drive

Redwood City, California 94063

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 995-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment 3 to Collaboration and Option Agreement

On November 4, 2015, OncoMed Pharmaceuticals, Inc. (the “Company”) entered into Amendment 3 to the Collaboration and Option Agreement (the “Amendment”) with Bayer Pharma AG (“Bayer”), which amends the Company’s Collaboration and Option Agreement (as amended to date, the “Agreement”), dated June 15, 2010, with Bayer. The Amendment grants the Company the right to add, in its sole discretion, an additional dose escalation cohort of six patients to its Phase Ib trial of vantictumab in combination with standard-of-care therapies in breast cancer and to its Phase Ib trial of ipafricept in combination with standard-of-care therapies in ovarian cancer (together, the “Trials”). In addition, the Company and Bayer agreed to add six additional patients to the expansion cohort of each of the Trials. Bayer has also agreed to reimburse the Company for out-of-pocket expenses incurred in connection with the inclusion of the additional patients in the Trials pursuant to the Amendment.

Under the terms of the Agreement, Bayer has certain opt-in rights with respect to the Company’s vantictumab and ipafricept programs. The Company expects that the addition of new patients to the Trials pursuant to the Amendment will require additional time to obtain and complete the potential data readouts for the Trials. As a result, the Company has updated its guidance regarding the projected timing for Bayer’s opt-in decision and now anticipates presenting opt-in data packages to Bayer in late 2016 or early 2017, assuming enrollment of Phase 1b trials proceeds as anticipated.

The Company expects to file the Amendment as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2015. The foregoing description is qualified in its entirety by reference to the text of the Amendment when filed.

Forward-Looking Statements

To the extent that statements contained in this Current Report on Form 8-K are not descriptions of historical facts regarding the Company, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “could,” “will,” “expects,” or “anticipates,” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about: the addition of patients to the Company’s clinical trials; the timing, progress and results of the Company’s clinical trials; Bayer’s exercise of its license opt-in rights pursuant to the Agreement; and the timing of the Company’s presentation of opt-in data packages to Bayer. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the preclinical and clinical development process; the Company’s dependence on its collaboration partners, including Bayer, for the funding of its partnered programs; and the Company’s reliance on third parties to conduct certain preclinical studies and all of its clinical trials. The Company undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2015, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed with the SEC on August 10, 2015, and the Company’s other periodic reports filed with the SEC.

Item 2.02.	Results of Operations and Financial Condition.

On November 5, 2015, the Company announced its financial results for the quarter ended September 30, 2015. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is located on the Company’s website at www.oncomed.com under “Investors—Press Releases.”

The information in Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing, regardless of any general incorporation language in any such filing, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2015	ONCOMED PHARMACEUTICALS, INC.

	By:	/s/ Alicia J. Hager
Alicia J. Hager, J.D., Ph.D.
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release